UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report  (Date of earliest event reported): September 12, 1997

                        Merit Behavioral Care Corporation
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


33-80987                                                   22-3236927
(Commission                                              (IRS Employer
File Number)                                          Identification No.)


                One Maynard Drive, Park Ridge, New Jersey    07656
              (Address of Principal Executive Offices)    (Zip Code)

                                (201) 391-8700
              (Registrant's telephone number, including area code)

                                     N/A
      (Former Name or Former Address, if Changed Since Last Report)




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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On September 12, 1997, Merit Behavioral Care Corporation ("MBC") acquired all of the outstanding capital stock of CMG Health, Inc. ("CMG") (the "Acquisition"). The Acquisition was effected through a merger of an affiliate of MBC with CMG, as a result of which CMG became a wholly owned subsidiary of MBC. All of the issued and outstanding capital stock of CMG were exchanged for: (1) approximately $51.5 million in cash, (2) approximately 750,000 shares of MBC common stock and (3) rights to receive certain additional cash and stock consideration based upon future events and the post-closing financial performance of CMG. The Chase Manhattan Bank and certain other lenders provided the financing required to complete the Acquisition. The description contained herein of the Acquisition is qualified in its entirety by reference to the Agreement and Plan of Merger filed as Exhibit 2.1 to MBC's Current Report on Form 8-K dated July 15, 1997, which is incorporated herein by reference.

         A copy of the press release issued by MBC and CMG announcing the consummation of the Acquisition is attached hereto as an exhibit.

 ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

                  (a)      Financial Statements of Business Acquired.

                           Not Applicable.

                  (b)      Pro Forma Financial Information.

                           Not Applicable.

                  (c)      Exhibits.

                           The following exhibit is filed with this Report on Form 8-K.

                           Regulation S-K
                           Exhibit Number              Exhibit

                           99.1                        Press release dated
                                                       September 16, 1997.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MERIT BEHAVIORAL CARE CORPORATION


                                           /s/ John A. Budnick
                                           ---------------------------------
                                           John A. Budnick
                                           Chief Financial Officer


Date: September 17, 1997